                                                              EXHIBIT 10.11



                            USA WASTE SERVICES, INC.

                            401(k) RESTORATION PLAN




                           Effective February 1, 1998

                               TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
ARTICLE I--PURPOSE AND BACKGROUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II--DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

  2.1 Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  2.2 Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  2.3 Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  2.4 Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  2.5 Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  2.6 Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  2.7 Deferral Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  2.8 Deferral Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  2.9 Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  2.10 Earnings Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  2.11 Elective Deferred Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  2.12 Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  2.13 Financial Hardship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  2.14 Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
  2.15 Participation Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
  2.16 Plan Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
  2.17 Rate of Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  3

  3.1 Eligibility and Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
  3.2 Form of Deferral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
  3.3 Limitations on Deferral Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
  3.4 Modification of Deferral Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

  4.1 Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
  4.2 Elective Deferred Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
  4.3 Allocation of Elective Deferred Compensation  . . . . . . . . . . . . . . . . . . . . . . . . .  5
  4.4 Employer Discretionary Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  4.5 Rate of Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  4.6 Determination of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  4.7 Vesting of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  4.8 Statement of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5





                                                                             (i)

                               TABLE OF CONTENTS



                                                                                                    PAGE
                                                                                                    ----
ARTICLE V--PLAN BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

  5.1 Distributions Prior to Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . .  6
  5.2 Distributions Following Termination of Employment . . . . . . . . . . . . . . . . . . . . . . .  6
  5.3 Form of Benefit Payment Following Termination of Employment . . . . . . . . . . . . . . . . . .  6
  5.4 Commencement of Deferral Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
  5.5 Death Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
  5.6 Accelerated Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  5.7 Withholding for Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  5.8 Valuation and Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  5.9 Payment to Guardian . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE VI--BENEFICIARY DESIGNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

  6.1 Beneficiary Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  6.2 Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  6.3 No Participant Beneficiary Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  6.4 Effect of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE VII--ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

  7.1 Committee; Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  7.2 Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  7.3 Binding Effect of Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
  7.4 Indemnity of Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE VIII--CLAIMS PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

  8.1 Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
  8.2 Denial of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
  8.3 Review of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
  8.4 Final Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

  9.1 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  9.2 Employer's Right to Terminate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10





                                                                            (ii)

                               TABLE OF CONTENTS



                                                                                                    PAGE
                                                                                                    ----
ARTICLE X--MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

  10.1 Unfunded Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  10.2 Unsecured General Creditor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  10.3 Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  10.4 Nonassignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  10.5 Not a Contract of Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  10.6 Protective Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  10.7 Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  10.8 Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  10.9 Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  10.10 Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12





                                                                           (iii)

                            USA WASTE SERVICES, INC.

                            401(k) RESTORATION PLAN



                       ARTICLE I--PURPOSE AND BACKGROUND

         The purpose of this 401(k) Restoration Plan (hereinafter referred to as the "Plan") is to provide current tax planning opportunities as well as supplemental funds for the retirement or death of employees of the USA Waste Services, Inc. It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing them with these benefits. This Plan shall be effective as of February 1, 1998 ("Effective Date").


                            ARTICLE II--DEFINITIONS

         For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1      Account

         "Account" means the Account as maintained by the Employer in accordance with Article IV for any deferral of Compensation pursuant to this Plan. A Participant's Account shall be used solely as a device for the determination and measurement of the amounts to be paid to the Participant pursuant to the Plan. Separate subaccounts shall be maintained to properly reflect the Participant's balance and earnings thereon. A Participant's Account shall not constitute or be treated as a trust fund of any kind.

2.2      Beneficiary

         "Beneficiary" means the person, persons or entity entitled under
Article VI to receive any Plan benefits payable after a Participant's death.

2.3      Board

         "Board" means the Board of Directors of the Company.

2.4      Committee

         "Committee" means the 401(k) Restoration Plan Committee appointed to administer the Plan pursuant to Article VII.

2.5      Company

         "Company" means USA Waste Services, Inc., or any successor to the business thereof.





PAGE 1 - 401(k) RESTORATION PLAN

2.6      Compensation

         "Compensation" means the salary and bonuses payable to a Participant during the calendar year and considered to be "wages" for purposes of federal income tax withholding, before reduction for amounts deferred under this Plan, salary reduction contributions under IRC Section 401(k), or any other deferral arrangements. Compensation does not include expense reimbursements, any form of noncash Compensation or benefits, group life insurance premiums, or any other payments or benefits other than normal Compensation.

2.7      Deferral Commitment

         "Deferral Commitment" means an election to defer Compensation made by a Participant pursuant to Article III and for which a separate Participation Agreement has been submitted by the Participant to the Committee.

2.8      Deferral Period

         "Deferral Period" means the period over which a Participant has elected to defer a portion of his Compensation. Each calendar year shall be a separate Deferral Period, provided that the Deferral Period may be modified pursuant to Section 3.4.

2.9      Determination Date

         "Determination Date" means the last day of each calendar month.

2.10     Earnings Index

         "Earnings Index" means a portfolio or fund selected by the Board to be used as an index in calculating Rate of Return.

2.11     Elective Deferred Compensation

         "Elective Deferred Compensation" means the amount of Compensation that a Participant elects to defer pursuant to a Deferral Commitment.

2.12     Employer

         "Employer" means the Company or any successor to the business thereof, and any affiliated or subsidiary corporations designated by the Board.

2.13     Financial Hardship

         "Financial Hardship" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved:





PAGE 2 - 401(k) RESTORATION PLAN

              (a) Through reimbursement or compensation by insurance or otherwise,

              (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

              (c)   By cessation of deferrals under the Plan.

2.14     Participant

         "Participant" means any individual who is participating or has participated in this Plan as provided in Article III.

2.15     Participation Agreement

         "Participation Agreement" means the agreement submitted by a Participant to the Committee prior to the beginning of the Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

2.16     Plan Benefit

         "Plan Benefit" means the benefit payable to a Participant as calculated in Article V.

2.17     Rate of Return

         "Rate of Return" means the amount credited to a Participant's Account under Section 4.5 to be determined by the Committee based upon the net performance of the Earnings Indices selected by the Participant.


              ARTICLE III--PARTICIPATION AND DEFERRAL COMMITMENTS

3.1      Eligibility and Participation

              (a) Eligibility. Eligibility to participate in the Plan shall be limited to Corporate Officers, Regional Vice Presidents, Assistant Regional Vice Presidents, or any other Committee-designated employee.

              (b) Participation. Any eligible employee who elects to defer Compensation under this Plan or who has an Account balance under this Plan shall be a Participant in this Plan. An employee, eligible to defer, may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Committee by December 31 of the calendar year immediately preceding the Deferral Period.

              (c) Part-Year Participation. In the event that an employee first becomes eligible to defer Compensation during a calendar year, a Participation Agreement must be submitted to the Committee no later than thirty (30) days following notification to the employee of eligibility to defer, and such Participation Agreement shall be effective only with regard to Compensation earned or payable following the submission of the Participation Agreement to the Committee.





PAGE 3 - 401(k) RESTORATION PLAN

3.2      Form of Deferral

         A Participant may elect Deferral Commitments in the Participation Agreement as follows:

              (a) Salary Deferral Commitment. A salary Deferral Commitment shall be related to the salary Compensation payable by Employer to a Participant during the Deferral Period.

              (b) Bonus Deferral Commitment. A bonus Deferral Commitment shall be related to the bonus Compensation payable to the Participant during the Deferral Period.

3.3      Limitations on Deferral Commitments

         The following limitations shall apply to Deferral Commitments:

              (a) Minimum. The minimum deferral amount for either a salary or bonus Deferral Commitment is one percent (1%).

              (b) Maximum. The maximum deferral amount shall be fifteen percent (15%) of salary and fifteen percent (15%) of bonus (in whole percentages).

              (c) Changes in Minimum or Maximum. The Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment made prior to the Committee's action.

3.4      Modification of Deferral Commitment

         A Deferral Commitment shall be irrevocable except that the Committee may permit a Participant to waive the remainder of the Deferral Commitment upon a finding that the Participant has suffered a Financial Hardship. Participants who waive their Deferral Commitment will be unable to resume deferrals for one
(1) year following the year in which the waiver occurred.


                   ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS

4.1      Accounts

         For record keeping purposes only, an Account shall be maintained for each Participant. Separate subaccounts shall be maintained to the extent necessary to properly reflect the Participant's election of Earnings Indices and total vested Account balance.

4.2      Elective Deferred Compensation

         A Participant's Elective Deferred Compensation shall be credited to the Participant's Account on the day of the month the corresponding nondeferred portion of the Compensation becomes or would have become payable. Any withholding of taxes or other amounts with respect to deferred Compensation which is required by state, federal or local law shall be withheld from the Participant's nondeferred Compensation to the maximum extent possible with any excess being withheld from the Participant's Account.





PAGE 4 - 401(k) RESTORATION PLAN

4.3      Allocation of Elective Deferred Compensation

         A Participant shall allocate the Account among the Earning Indices selected by the Committee. Initial allocation shall be made in the Deferral Account Allocation/Reallocation. If a Participant has not made an allocation election, the Participant Account shall be allocated to a money market or equivalent Earnings Index. A change in allocation among Earning Indices will be made on the first day of each month, provided the Participant gave notice at least fifteen (15) days before the month of the change to the Committee.

4.4      Employer Discretionary Contributions

         Employer may make discretionary contributions to the Participant's Account. Discretionary contributions shall be credited at such times and in such amounts as the Committee in its sole discretion shall determine. The amount of the discretionary contributions shall be evident in a special Participation Agreement approved by the Committee.

4.5      Rate of Return

         The Accounts shall be credited monthly with the Rate of Return specified in Section 2.17.

4.6      Determination of Accounts

         Each Participant's Account as of each Determination Date shall consist of the balance of the Participant's Account as of the immediately preceding Determination Date, plus the Participant's Elective Deferred Compensation credited, and the applicable Rate of Return, minus the amount of any distributions made since the immediately preceding Determination Date.

4.7      Vesting of Accounts

         Each Participant shall be vested in the amounts credited to such Participant's Account and earnings thereon as follows:

              (a) Amounts Deferred. A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and Rate of Return thereon.

              (b) Employer Discretionary Contributions. Employer discretionary contributions and Rate of Return thereon shall be vested as set forth in the special Participation Agreement.

4.8      Statement of Accounts

         The Committee shall submit to each Participant, within one hundred twenty (120) days after the close of each calendar year, or at such other time as determined by the Committee, a statement setting forth the balance to the credit of the Account maintained for a Participant.





PAGE 5 - 401(k) RESTORATION PLAN

                            ARTICLE V--PLAN BENEFITS

5.1      Distributions Prior to Termination of Employment

         A Participant's Account may be distributed to the Participant prior to termination of employment as follows:

              (a) Early Withdrawals. A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred (and earning thereon) by that Participation Agreement as of a date specified in the election. Such date shall not be sooner than five (5) years after the date the Deferral Period commences. Such election shall be made at the time the Deferral Commitment is made.

              (b) Hardship Withdrawals. Upon a finding that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, make distributions from the Participant's Account. The amount of such a withdrawal shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship. If payment is made due to Financial Hardship under this Plan, the Participant's deferrals under this Plan shall cease. Any resumption of the Participant's deferrals under the Plan after such twelve (12) month period shall be made only at the election of the Participant in accordance with Article III herein.

              (c)   Form of Payment and Time.  Any distribution pursuant to
         Section 5.1(a) or 5.1(b) shall be payable in a lump sum. The distribution shall be paid in the case of a partial withdrawal, as provided in the Participation Agreement, and in case of a Financial Hardship, within thirty (30) days after the Committee approves the Financial Hardship.

5.2      Distributions Following Termination of Employment

         Upon a Participant's termination of employment with Employer as a result of severance, disability, death, or change in control, the Employer shall pay the Participant or, in the case of death, the Participant's Beneficiary, benefits equal to the vested balance in the Participant's Account.

5.3      Form of Benefit Payment Following Termination of Employment

         Benefits shall be paid in a lump sum payment within sixty (60) days after termination of employment.

5.4      Commencement of Deferral Payment

         Benefits that are payable upon termination of employment shall commence as soon as practical after termination but in no case more than sixty
(60) days after termination.

5.5      Death Benefit

         Upon the death of a Participant, the Employer shall pay to the Participant's Beneficiary an amount equal to the remaining unpaid balance of the Participant's Account in a lump sum.





PAGE 6 - 401(k) RESTORATION PLAN

5.6      Accelerated Distribution

         Notwithstanding any other provision of the Plan, at any time a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the vested Account balance as of the Determination Date immediately preceding the date on which the Committee receives the written request. The remaining balance shall be forfeited by the Participant. The amount payable under this section shall be paid in a lump sum within thirty (30) days following the receipt of the notice by the Committee from the Participant. Such Participant shall not be eligible to participate for a period of one (1) year from the date of distribution.

5.7      Withholding for Taxes

         To the extent required by the law in effect at the time payments are made, the Employer shall withhold from the payments made hereunder any taxes required to be withheld by the federal or any state or local government, including any amounts which the Employer determines is reasonably necessary to pay any generation-skipping transfer tax which is or may become due. A beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405 of the Internal Revenue Code, or any successor provision thereto.

5.8      Valuation and Settlement

         The amount of a lump sum payment and the initial amount of installments shall be based on the value of the Participant's Account on the Determination Date immediately preceding the payment or commencement of installment payments.

5.9      Payment to Guardian

         The Committee may direct payment to the duly appointed guardian, conservator, or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Committee may, in it sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Committee of incompetency, minority, or incapacity. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.


                      ARTICLE VI--BENEFICIARY DESIGNATION

6.1      Beneficiary Designation

         Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of his death prior to complete distribution to Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime.





PAGE 7 - 401(k) RESTORATION PLAN

6.2      Amendments

         Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. If a Participant's Compensation is community property, any Beneficiary Designation shall be valid or effective only as permitted under applicable law.

6.3      No Participant Beneficiary Designation

         In the absence of an effective Beneficiary Designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then Participant's designated Beneficiary shall be deemed to be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

              (a)   The surviving spouse;

              (b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

              (c)   The Participant's estate.

6.4      Effect of Payment

         The payment to the deemed Beneficiary shall completely discharge Employer's obligations under this Plan.


                          ARTICLE VII--ADMINISTRATION

7.1      Committee; Duties

         This Plan shall be administered by the Committee. The Committee shall consist of the Company's Chief Financial Officer, Corporate Secretary, and the Director of Human Resources, or such other individuals as designated by the Board of Directors of the Company. The Committee shall have the authority to interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2      Agents

         The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.





PAGE 8 - 401(k) RESTORATION PLAN

7.3      Binding Effect of Decisions

         The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4      Indemnity of Committee

         The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Committee, except in the case of gross negligence or willful misconduct.


                         ARTICLE VIII--CLAIMS PROCEDURE

8.1      Claim

         Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing within thirty (30) days.

8.2      Denial of Claim

         If the claim or request is denied, the written notice of denial shall state:

              (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

              (b) A description of any additional material or information required and an explanation of why it is necessary.

              (c)   An explanation of the Plan's claim review procedure.

8.3      Review of Claim

         Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4      Final Decision

         The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.





PAGE 9 - 401(k) RESTORATION PLAN

                 ARTICLE IX--AMENDMENT AND TERMINATION OF PLAN

9.1      Amendment

         The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to any Beneficiaries to whom a benefit is due, subject to the following:

              (a) Preservation of Account Balance. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

              (b) Changes in Earnings Rate. No amendment shall reduce the Rate of Return to be credited after the date of the amendment to the amount already accrued in any Account and any Deferred Compensation credited to the Account under Deferral Commitments already in effect on that date.

9.2      Employer's Right to Terminate

         The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Employer.

              (a) Partial Termination. The Board may partially terminate the Plan by instructing the Board not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

              (b) Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate and Employer shall pay out each Account. Payment shall be made in substantially equal annual installments over the following period, based on the Account balance:

              ACCOUNT BALANCE                               PAYOUT PERIOD
         -----------------------------------------------------------------
         Less than $100,000                                     Lump Sum
         $100,000 but less than $500,000                        3 Years
         More than $500,000                                     5 Years
         =================================================================

         Payments shall commence within sixty (60) days after the Board terminates the Plan and earnings shall continue to be credited on the unpaid Account balance.





PAGE 10 - 401(k) RESTORATION PLAN

                            ARTICLE X--MISCELLANEOUS

10.1     Unfunded Plan

         This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

10.2     Unsecured General Creditor

         Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Employer or any other party for payment of benefits under this Plan. Any life insurance policies, annuity contracts or other property purchased by Employer in connection with this Plan shall remain its general, unpledged and unrestricted assets. Employer's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.3     Trust Fund

         At its discretion, the Employer may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency or bankruptcy. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.

10.4     Nonassignability

         Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5     Not a Contract of Employment

         This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

10.6     Protective Provisions

         A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.





PAGE 11 - 401(k) RESTORATION PLAN

10.7     Governing Law

         The provisions of this Plan shall be construed and interpreted according to the laws of the State of Texas, except as preempted by federal law.

10.8     Validity

         In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9     Notice

         Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

10.10    Successors

         The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.



PAGE 12 - 401(k) RESTORATION PLAN